SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Act of 1934

Date of Report (Date of earliest event reported) January 28, 2004

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Form 8-K

Item 5. Other Events

AMERISERV FINANCIAL Inc. (the "Registrant") press release dated January 28, 2004, announcing it has named Allan R. Dennison president and CEO is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibits

--------

Exhibit 99.1 Press release dated January 28, 2004, announcing Allan R. Dennison has been named president and CEO.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: January 28, 2004

Exhibit 99.1

For Information Contact:

January 28, 2004

Jeffrey Powers, AmeriServ Financial

(814) 533-5139

FOR IMMEDIATE RELEASE

Dennison named to lead AmeriServ

JOHNSTOWN, PA, January 28 – A yearlong national search for a new AmeriServ Financial, Inc. (NASDAQ: ASRV) President and CEO ended this morning with the announcement that Allan R. Dennison will lead the region’s largest community bank. Dennison has a strong background in community banking which makes him an ideal candidate to lead AmeriServ Financial, Inc. and its subsidiaries, according to Craig G. Ford. Ford has held the position of Chairman, President and CEO of AmeriServ Financial, Inc. since December 2002, and has led the AmeriServ turnaround and the search for the top bank officer.

“Mr. Dennison’s qualifications, experience and community banking background are an excellent fit for AmeriServ. Since AmeriServ is locally owned and managed, it is important that we maintain a relentless focus on the needs of our communities. Selecting a well seasoned community bank professional was the most important criteria in choosing Dennison from more than 80 candidates. Mr. Dennison is an experienced professional who sets high standards for himself, and therefore will lead by example,” said Ford.

During 2003, the value of AmeriServ’s common stock grew nearly 81 percent. In addition, AmeriServ has reported positive earnings for the bank’s three most recent quarterly earnings reports. Today’s announcement of a new president and CEO with a strong community banking background is part of AmeriServ’s revised strategic direction, which was first communicated by Ford in 2003. As Cambria County’s largest community bank, AmeriServ currently employs 474 people and operates 23 branch banking offices.

Dennison has more than 35 years of banking experience, most recently as president and CEO of Swineford National Bank headquartered in Snyder County, PA. Swineford National Bank is a $275 million community bank affiliated with the Fulton Financial Corporation, a regional financial holding company with $8 billion in assets. His past experience includes senior positions with Mellon Bank of Pittsburgh and Huntington National Bank in Cleveland, OH. Dennison is a native of McKeesport, PA and a graduate of Penn State University.

“I like where this bank is headed,” said Dennison. “Our commitment to delivering the best customer service in the region, along with a keen interest in helping the community to grow, attracted me to the position. While completing the AmeriServ turnaround is important, I welcome the challenge of making AmeriServ a consistently high performing bank.”

Dennison will join AmeriServ in February and his office will be located in the Downtown Johnstown headquarters building. The new AmeriServ leader will relocate his family from Lewisburg, PA to Johnstown.

To ensure a smooth transition, the AmeriServ Board of Directors also announced today that Ford will remain with AmeriServ as Chairman of the Board.  Ford joined AmeriServ on Dec. 2, 2002 as acting chairman, president and CEO.

AmeriServ Financial, Inc., is the parent of AmeriServ Financial Bank and AmeriServ Trust & Financial Services Company in Johnstown, AmeriServ Associates of State College, and AmeriServ Life Insurance Company.